Overview of FY2004 Third Quarter Financial Results (Consolidated)
                     (Prepared in accordance with U.S. GAAP)

                                                                                                                    January 27, 2005
Company name                       Advantest Corporation                                  (Stock code number: 6857, TSE 1st Section)
                                    (URL http://www.advantest.co.jp/investors/)
                                         -------------------------------------
Contacts                           Company representative:    Toshio Maruyama, President and COO
                                   Person-in-charge:          Hiroshi Nakamura, Manager, Accounting Department
                                                                                                                (TEL (03) 3214-7500)
1. Notes to the Quarterly Financial Results:
(1) Use of simplified accounting method:                                                                Yes
                                   Simplified tax effect accounting is used for the calculation of tax expenses for the purpose of the quarterly financial results.

(2) Changes in accounting method from the most recent fiscal year:                                      No
(3) Changes in scope of consolidation and equity method (as compared to September 30, 2004):            Yes
                                   Number of consolidated subsidiaries:                                 39
                                                 (Newly included)                                        2
                                                 (Excluded)                                              2
                                   Number of unconsolidated subsidiaries:                                0
                                   Number of affiliates accounted for under the equity method:           0
                                                 (Newly included)                                        0
                                                 (Excluded)                                              0
(4) Advantest's independent outside auditor has not been involved in the preparation of these consolidated quarterly financial statements.
(5) Figures for the third quarter of FY2002 are nonexistent, and therefore, percentage changes therefrom are not available for inclusion in the present presentation.


2. Consolidated Financial Results of FY2004 3Q (April 1, 2004 through December
31, 2004)
(1) Consolidated Financial Results
------------------------------------------------------------------------------------------------------------------------------------
                                     Net sales               Operating income      Income before income taxes         Net income
------------------------------------------------------------------------------------------------------------------------------------
                               Million yen            %   Million yen             %  Million yen            %    Million yen       %
  FY2004 Q3                        189,226         78.6        53,349         340.5       54,416        389.0         33,490   371.3
  FY2003 Q3                        105,950            -        12,111             -       11,128            -          7,106       -
------------------------------------------------------------------------------------------------------------------------------------
  (For reference) FY2003           174,218                     30,960                     28,878                      17,329
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                               Net income per share        Net income per share
                                      (basic)                   (diluted)
------------------------------------------------------------------------------------
                                                    Yen                         Yen
  FY2004 Q3                         340.68                     339.94
  FY2003 Q3                          72.33                      72.22
------------------------------------------------------------------------------------
  (For reference) FY2003            176.37                     176.02
------------------------------------------------------------------------------------

(Note) The percentages shown in the above items including net sales and operating income are changes in comparison to the corresponding period of the previous fiscal year.


  (Qualitative Information Regarding Consolidated Financial Results)
  With respect to the nine months ended December 31, 2004, Advantest's operating environment remained strong throughout the first half of the nine months owing to continuous strong sales of digital cameras, DVD recorders, flat-screen TVs and other digital consumer products and steady demand for PCs. Since the second half of the nine months, however, Advantest's operating environment has entered a difficult phase due to the decreased capital expenditures of Japanese semiconductor manufacturers in response to inventory cutbacks in the IT areas such as digital consumer products and mobile phones.

  Under these circumstances, Advantest made focused efforts to improve productivity and profitability through increased delivery of new products and fundamental overhaul of the production system.

  As a result, incoming orders increased by 21.6% to (Y)171 billion from the same quarter of last year and net sales increased by 78.6% to (Y)189.2 billion from the same quarter of last year. In terms of profits, the income before income taxes increased by 389.0% to (Y)54.4 billion and net quarterly income increased by 371.3% to (Y)33.4 billion from the same quarter of last year. Overseas sales ratio was 75.4% compared to 64.5% for the same quarter of last year.


  (Results by Business Segment)
  In accordance with the restructuring of the business and organization initiated on April 1, 2004, Advantest regrouped its two business segments - "Automated Test Equipment" and "Measuring Instruments" - into three business segments - "Semiconductor and Component Test System", "Mechatronics System" and "Services, Support and Others."

  With respect to results by business segment for the third quarter of the current fiscal year, for the Semiconductor and Component Test System business segment, incoming orders increased by 26.7% to (Y)129 billion from the same period of last year, sales increased by 99.3% to (Y)144.1 billion from the same period of last year and operating income increased by 293.9% to (Y)45.5 billion from the same period of last year. For the Mechatronics System business segment, incoming orders increased by 20.6% to (Y)33.1 billion from the same period last year, sales increased by 62.5% to (Y)36.2 billion from the same period of last year and operating income increased by 91.5% to (Y)11.8 billion from the same period of last year. For the Services, Support and Others business segment, incoming orders increased by 4.9% to (Y)14.8 billion from the same period of last year, sales increased by 10.4% to (Y)15.4 billion from the same period of last year and operating income was (Y)1.1 billion.



(2) Changes in Consolidated Financial Position

------------------------------------------------------------------------------------------------------------------------------------
                                Total assets          Stockholders' equity       Equity-to-assets       Stockholders' equity
                                                                                      ratio                  per share
------------------------------------------------------------------------------------------------------------------------------------
                                     Million yen               Million yen                    %                                  Yen
  FY2004 Q3                    343,966                    251,146                      73.0                 2,553.78
  FY2003 Q3                    306,238                    212,608                      69.4                 2,163.81
------------------------------------------------------------------------------------------------------------------------------------
  (For reference) FY2003       330,808                    221,768                      67.0                 2,256.59
------------------------------------------------------------------------------------------------------------------------------------

(Consolidated Cash Flows)
------------------------------------------------------------------------------------------------------------------------------------
                             Cash flows from           Cash flows from           Cash flows from            Cash and cash
                          operating activities      investing activities      financing activities     equivalents at end of period
------------------------------------------------------------------------------------------------------------------------------------
                                     Million yen               Million yen               Million yen                     Million yen
  FY2004 Q3                     66,497                    (6,791)                    (4,386)                 156,362
  FY2003 Q3                     13,849                    (3,064)                    (3,981)                  91,965
------------------------------------------------------------------------------------------------------------------------------------
  (For reference) FY2003        28,215                    (5,070)                    (6,376)                 101,146
------------------------------------------------------------------------------------------------------------------------------------

  (Qualitative Information Regarding Changes in Consolidated Financial Position) With respect to Advantest's financial position for the third quarter, total assets increased by (Y)13.1 billion to (Y)343.9 billion due to the increase of cash and cash equivalents by (Y)55.2 billion from the end of the previous fiscal year, while total liabilities decreased by (Y)15.6 billion from the end of the previous year to (Y)92.8 billion primarily due to the decrease of accounts payable by (Y)19.9 billion. Shareholders' equity amounted to (Y)251.1 billion. As a result, equitv-to-assets ratio increased 6.0 percentage points from last fiscal year end to 73.0%.



  (Cash Flow Statements)
  Cash and cash equivalents at the end of the third fiscal quarter increased by
(Y)55.2 billion from the end of the previous fiscal year to (Y)156.3 billion. Cash flows from operating activities was an inflow of (Y)66.4 billion, which consisted primarily of an increase in quarterly net profit of (Y)33.4 billion, a decrease in accounts receivable of (Y)11.1 billion and a decrease in inventory of (Y)19.2 billion. Cash flows from investing activities was an outflow of
(Y)6.7 billion, which consisted primarily of capital expenditure on tangible fixed assets including lease assets. Cash flows from financing activities was an outflow of (Y)4.3 billion, which consisted primarily of dividends paid of
(Y)4.7 billion.


3. Projected Consolidated Results for FY2004 (April 1, 2004 through March 31,
2005)

  With respect to Advantest's projected results for the fourth quarter and beyond, the prospect for semiconductor related capital investments of some semiconductor manufacturers remains strong throughout the interim despite the negative impact on Advantest's business, due to, among others, inventory adjustment of IT related products and the strong yen. As a result, Advantest anticipates the sales and profits in the fourth quarter to be higher than that of the third quarter. Accordingly, the earnings forecast for the fourth quarter of FY2004 released on October 26, 2004 have not been revised.


(Reference) Consolidated Earnings Forecast Released on October 26, 2004

---------------------------------------------------------------------------------------------------
                          Net sales          Income before income taxes         Net income
---------------------------------------------------------------------------------------------------
                                 Million yen                 Million yen               Million yen
  FY2004                250,000                     71,000                     43,000
---------------------------------------------------------------------------------------------------

(Note) Figures Presented in the Quarterly Financial Results have been rounded to the nearest million yen.


         Cautionary Statement with Respect to Forward-Looking Statements

  This document contains "forward-looking statements" that are based on Advantest's current expectations, estimates and projections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause Advantest's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include: (i) changes in demand for the products and services produced and offered by Advantest's customers, including semiconductors, communications services and electronic goods; (ii) circumstances relating to Advantest's investment in technology, including its ability to timely develop products that meet the changing needs of semiconductor manufacturers and communications network equipment and components makers and service providers; (iii) significant changes in the competitive environment in the major markets where Advantest purchases materials, components and supplies for the production of its products or where its products are produced, distributed or sold; and (iv) changes in economic conditions, currency exchange rates or political stability in the major markets where Advantest procures materials, components and supplies for the production of its principal products or where its products are produced, distributed or sold. A discussion of these and other factors which may affect Advantest's actual results, levels of activity, performance or achievements is contained in the "Operating and Financial Review and Prospects", "Key Information - Risk Factors" and "Information on the Company" sections and elsewhere in Advantest's annual report on Form 20-F, which is on file with the United States Securities and Exchange Commission.

                              Advantest Corporation-Consolidated (December 2004)

Quarterly Consolidated Financial Statements (Summary)

1. Quarterly Consolidated Balance Sheets (Summary)

------------------------------------------------------------------------------------------------------------------------------------
                                                 Q3 of FY2004                 FY2003            Increase          Q3 of FY2003
                                           (As of December 31, 2004)  (As of March 31, 2004)   (Decrease)  (As of December 31, 2003)
       Item                        Notes        Amount    Percentage    Amount    Percentage     Amount         Amount    Percentage
                                          (in million yen)  (%)     (in million yen)  (%)   (in million yen) (in million yen) (%)
------------------------------------------------------------------------------------------------------------------------------------
     (Assets)

Cash and cash equivalents                       156,362                  101,146                 55,216           91,965

Trade accounts receivable, less
allowance for doubtful accounts      *1          65,586                   76,133               (10,547)           56,798

Inventories                                      30,354                   49,423               (19,069)           45,988

Other current assets                             15,978                   29,060               (13,082)           17,327
                                           -------------             ------------            ----------        ----------
   Total current assets                         268,280     78.0         255,762      77.3       12,518          212,078        69.3

Investment securities                             7,888      2.3           7,952       2.4         (64)            7,437         2.4

Property, plant and equipment, net   *2          51,166     14.9          50,516      15.3          650           52,525        17.2

Intangible assets, at cost, less
accumulated amortization                          3,135      0.9           3,756       1.1        (621)            4,933         1.6

Other assets                                     13,497      3.9          12,822       3.9          675           29,265         9.5
                                           -------------             ------------            -----------       ----------
   Total assets                                 343,966    100.0         330,808     100.0       13,158          306,238       100.0
                                           -------------             ------------            -----------       ----------

====================================================================================================================================
       (Liabilities)

Current installments of long-term debt           24,543                    4,543                 20,000            2,243

Trade accounts payable                           18,227                   38,214                (19,987)          30,282

Other current liabilities                        27,534                   23,854                  3,680           16,774
                                           -------------             ------------            -----------       ----------
   Total current liabilities                     70,304     20.4          66,611      20.1        3,693           49,299       16.1

Long-term debt, excluding
current installments                                 62      0.0          20,083       6.1      (20,021)          24,604        8.0

Accrued pension and severance cost               19,002      5.5          18,348       5.6          654           15,600        5.1

Other liabilities                                 3,452      1.1           3,411       1.0           41            3,632        1.2
                                           -------------             ------------            -----------       ----------
   Total liabilities                             92,820     27.0         108,453      32.8      (15,633)          93,135       30.4
                                           -------------             ------------            -----------       ----------

       (Minority interests)

Minority interests                                    -        -             587       0.2         (587)             495        0.2

       (Stockholders' equity)

Common stock                                     32,363      9.4          32,363       9.8            -           32,363       10.6

Capital surplus                                  32,973      9.6          32,973      10.0            -           32,973       10.8

Retained earnings                               205,741     59.8         177,404      53.5       28,337          167,190       54.5

Accumulated other comprehensive
income (loss)                        *3          (7,599)    (2.2)         (8,061)     (2.4)          462          (6,840)      (2.2)

Treasury stock                                  (12,332)    (3.6)        (12,911)     (3.9)          579         (13,078)      (4.3)
                                           -------------             ------------            -----------       ----------
   Total stockholders' equity                   251,146     73.0         221,768      67.0       29,378          212,608       69.4
                                           -------------             ------------            -----------       ----------
   Total liabilities and
      stockholders' equity                      343,966    100.0         330,808     100.0       13,158          306,238      100.0
                                           -------------             ------------            -----------       ----------

------------------------------------------------------------------------------------------------------------------------------------
(Notes)
1. Allowance for doubtful accounts                2,158                    2,464                   (306)           2,568

2. Accumulated depreciation of                   66,807                   64,533                  2,274           70,145
   property, plant and equipment

3. Accumulated other comprehensive income (loss)

     Foreign currency translation adjustments    (7,882)                  (8,087)                   205           (7,526)

     Net unrealized gains on available-for-sale
     securities                                   1,365                    1,422                    (57)             686

     Minimum pension liability adjustments       (1,082)                  (1,396)                   314                -

                              Advantest Corporation-Consolidated (December 2004)

2. Quarterly Consolidated Statements of Income (Summary)

------------------------------------------------------------------------------------------------------------------------------------
                                                        Q3 of FY2004                    Q3 of FY2003                 Increase
                                                        April 1, 2004                   April 1, 2003               (Decrease)
                                                           through                          through
                                                      December 31, 2004               December 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                    Item                             Amount      Percentage           Amount      Percentage           Amount
                                               (in million yen)     (%)          (in million yen)    (%)          (in million yen)
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                               189,226      100.0                105,950     100.0                  83,276

Cost of sales                                            86,895       45.9                 53,727      50.7                  33,168
                                                     -----------                    --------------                      ------------
       Gross profit                                     102,331       54.1                 52,223      49.3                  50,108

Research and development expenses                        18,643        9.9                 15,895      15.0                   2,748

Selling, general and administrative expenses             30,339       16.0                 24,217      22.9                   6,122
                                                     -----------                    --------------                      ------------
       Operating income                                  53,349       28.2                 12,111      11.4                  41,238

Other income (expense):

   Interest and dividend income                   372                           258                                  114

   Interest expense                              (338)                         (356)                                  18

   Minority interests (loss)                      (85)                          (85)                                   0

   Other                                        1,118     1,067        0.6     (800)         (983)     (0.9)       1,918      2,050
                                              ------------------             ---------------------               -------------------
       Income before income taxes                        54,416       28.8                 11,128      10.5                  43,288

Income taxes                                             20,926       11.1                  4,022       3.8                  16,904
                                                     -----------                    --------------                      ------------
       Net income                                        33,490       17.7                  7,106       6.7                  26,384
                                                     -----------                    --------------                      ------------

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                                FY2003
                                                              April 1, 2003
                                                                 through
                                                              March 31, 2004
--------------------------------------------------------------------------------------
                    Item                                  Amount           Percentage
                                                     (in million yen)         (%)
--------------------------------------------------------------------------------------
Net sales                                                     174,218         100.0

Cost of sales                                                  85,513          49.1
                                                          ------------
       Gross profit                                            88,705          50.9

Research and development expenses                              21,637          12.4

Selling, general and administrative expenses                   36,108          20.7
                                                          ------------
       Operating income                                        30,960          17.8

Other income (expense):

   Interest and dividend income                        339

   Interest expense                                  (469)

   Minority interests (loss)                         (214)

   Other                                           (1,738)    (2,082)         (1.2)
                                                 ---------------------
       Income before income taxes                              28,878          16.6

Income taxes                                                   11,549           6.6
                                                          ------------
       Net income                                              17,329          10.0
                                                          ------------

--------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Q3 of FY2004                    Q3 of FY2003                 Increase
                                                        April 1, 2004                   April 1, 2003               (Decrease)
                                                           through                          through
                                                      December 31, 2004               December 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                    Item                                   Amount                          Amount                      Amount
                                                          (in yen)                        (in yen)                    (in yen)
------------------------------------------------------------------------------------------------------------------------------------
Net income per share

   Basic                                                   340.68                           72.33                       268.35

   Diluted                                                 339.94                           72.22                       267.72
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                                FY2003
                                                              April 1, 2003
                                                                 through
                                                              March 31, 2004
--------------------------------------------------------------------------------------
                    Item                                         Amount
                                                                (in yen)
--------------------------------------------------------------------------------------
Net income per share

   Basic                                                         176.37

   Diluted                                                       176.02
--------------------------------------------------------------------------------------

                              Advantest Corporation-Consolidated (December 2004)

3. Quarterly Consolidated Statements of Cash Flows (Summary)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Q3 of FY2004         Q3 of FY2003          FY2003
                                                                               April 1, 2004        April 1, 2003     April 1, 2003
                                                                                  through              through           through
                                                                             December 31, 2004    December 31, 2003   March 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
                            Item                                                  Amount               Amount             Amount
                                                                             (in million yen)     (in million yen)  (in million yen)
------------------------------------------------------------------------------------------------------------------------------------
I    Cash flows from operating activities:

            Net income                                                              33,490              7,106             17,329

            Adjustments to reconcile net income to net cash provided by operating activities:

                   Depreciation and amortization                                     6,019              7,054              9,328

                   Decrease (increase) in trade accounts receivable                 11,150            (15,084)           (35,285)

                   Decrease (increase) in inventories                               19,243            (10,931)           (14,570)

                   Increase (decrease) in trade accounts payable                   (20,670)            20,645             29,190

                   Other                                                            17,265              5,059             22,223
                                                                           ---------------------------------------------------------
                        Net cash provided by operating activities                   66,497             13,849             28,215
                                                                           ---------------------------------------------------------

II   Cash flows from investing activities:

            Purchases of property, plant and equipment                              (6,706)            (3,049)            (5,068)

            Other                                                                      (85)               (15)                (2)
                                                                           ---------------------------------------------------------
                        Net cash used in investing activities                       (6,791)            (3,064)            (5,070)
                                                                           ---------------------------------------------------------

III  Cash flows from financing activities:

            Dividends paid                                                          (4,776)            (2,344)            (2,462)

            Other                                                                      390             (1,637)            (3,914)
                                                                           ---------------------------------------------------------
                        Net cash used in financing activities                       (4,386)            (3,981)            (6,376)
                                                                           ---------------------------------------------------------

IV   Net effect of exchange rate changes on cash
     and cash equivalents                                                             (104)            (2,177)            (2,961)
                                                                           ---------------------------------------------------------
V    Net change in cash and cash equivalents (decrease)                             55,216              4,627             13,808

VI   Cash and cash equivalents at beginning of period                              101,146             87,338             87,338
                                                                           ---------------------------------------------------------
VII  Cash and cash equivalents at end of period                                    156,362             91,965            101,146
                                                                           ---------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                  Advantest Corporation-Supplemental Information (December 2004)

Supplemental Information to FY2004 Third Quarter Financial Results

1. Business Segment Operating Income

                                                                             (In billion yen; truncated after the hundred million)
----------------------------------------------------------------------------------------------------------------------------------
                                                              Q3 of FY2004                     Q3 of FY2003             Increase
                                                             April 1, 2004                    April 1, 2003
                                                               through                          through                 (Decrease)
                                                           December 31, 2004                December 31, 2003
----------------------------------------------------------------------------------------------------------------------------------
                                                         Amount      Percentage            Amount     Percentage           Amount
                                                                        (%)                              (%)
----------------------------------------------------------------------------------------------------------------------------------
Semiconductor       Sales to unaffiliated customers       138.0          95.8               69.8         96.6                68.2
and
component           Intersegment sales                      6.1           4.2                2.4          3.4                 3.7
test
system
-----------         --------------------------------------------------------------------------------------------------------------
          Net sales                                       144.1         100.0               72.3        100.0                71.8
----------------------------------------------------------------------------------------------------------------------------------
          Operating expenses                               98.6          68.4               60.7         84.0                37.9
----------------------------------------------------------------------------------------------------------------------------------
          Operating income (loss)                          45.5          31.6               11.5         16.0                34.0
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Mechatronics        Sales to unaffiliated customers        35.7          98.7               22.0         99.0                13.7
system
                    Intersegment sales                      0.4           1.3                0.2          1.0                 0.2
----------------------------------------------------------------------------------------------------------------------------------
          Net sales                                        36.2         100.0               22.3        100.0                13.9
----------------------------------------------------------------------------------------------------------------------------------
          Operating expenses                               24.3          67.3               16.1         72.2                 8.2
----------------------------------------------------------------------------------------------------------------------------------
          Operating income (loss)                          11.8          32.7                6.1         27.8                 5.7
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Services,           Sales to unaffiliated customers        15.4         100.0               13.9        100.0                 1.5
support
and others          Intersegment sales                        -             -                  -            -                   -
-----------         --------------------------------------------------------------------------------------------------------------
          Net sales                                        15.4         100.0               13.9        100.0                 1.5
----------------------------------------------------------------------------------------------------------------------------------
          Operating expenses                               14.3          92.8               14.5        104.4                (0.2)
----------------------------------------------------------------------------------------------------------------------------------
          Operating income (loss)                           1.1           7.2               (0.6)        (4.4)                1.7
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Elimination         Sales to unaffiliated customers           -              -                 -             -                  -
and
corporate           Intersegment sales                     (6.5)         100.0              (2.6)        100.0               (3.9)
-----------         ---------------------------------------------------------------------------------------------------------------
          Net sales                                        (6.5)         100.0              (2.6)        100.0               (3.9)
-----------------------------------------------------------------------------------------------------------------------------------
          Operating expenses                               (1.4)             -               2.3             -               (3.7)
-----------------------------------------------------------------------------------------------------------------------------------
          Operating income (loss)                          (5.1)             -              (5.0)            -               (0.1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Consolidated        Sales to unaffiliated customers       189.2          100.0             105.9         100.0               83.3
------------
                    Intersegment sales                        -              -                 -             -                  -
-----------------------------------------------------------------------------------------------------------------------------------
          Net sales                                       189.2          100.0             105.9         100.0               83.3
-----------------------------------------------------------------------------------------------------------------------------------
          Operating expenses                              135.8           71.8              93.8          88.6               42.0
-----------------------------------------------------------------------------------------------------------------------------------
          Operating income (loss)                          53.3           28.2              12.1          11.4               41.2
-----------------------------------------------------------------------------------------------------------------------------------

(Notes)   1.   Advantest regrouped its two business segments - "Automated Test
               Equipment" and "Measuring Instruments" - into three business segments - "Semiconductor and Component Test System",
               "Mechatronics System" and "Services, Support and Others".
               Certain reclassifications have been made to the business segment information for Q3 of FY2003 to conform presentation used for Q3 of FY2004.

          2. Adjustments to operating income (loss) included under "Elimination and corporate" consist primarily of expenses for fundamental research activities and costs of the administrative operations of headquarters.


2. Geographic Segment Net Sales (Based on Location of Customers)

                                                                             (In billion yen; truncated after the hundred million)
----------------------------------------------------------------------------------------------------------------------------------
                                              Q3 of FY2004              Q3 of FY2003         Increase            FY2003
                                             April 1, 2004             April 1, 2003                         April 1, 2003
                                               through                   through                               through
                                           December 31, 2004         December 31, 2003      (Decrease)       March 31, 2004
----------------------------------------------------------------------------------------------------------------------------------
                                           Amount   Percentage     Amount     Percentage     Amount      Amount     Percentage
                                                       (%)                       (%)                                   (%)
----------------------------------------------------------------------------------------------------------------------------------
          Americas                           18.8      9.9           7.5          7.1          11.3        16.2          9.3
          ------------------------------------------------------------------------------------------------------------------------
          Europe                             10.7      5.7           7.2          6.8           3.5        10.4          6.0
          ------------------------------------------------------------------------------------------------------------------------
          Asia                              113.1     59.8          53.5         50.6          59.6        89.5         51.4
          ------------------------------------------------------------------------------------------------------------------------
               Overseas total               142.7     75.4          68.3         64.5          74.4       116.2         66.7
          ------------------------------------------------------------------------------------------------------------------------
          Japan                              46.5     24.6          37.5         35.5           9.0        57.9         33.3
          ------------------------------------------------------------------------------------------------------------------------
               Consolidated                 189.2    100.0         105.9        100.0          83.3       174.2        100.0
----------------------------------------------------------------------------------------------------------------------------------

                  Advantest Corporation-Supplemental Information (December 2004)

3. Consolidated Net Sales by Business Segment

                                                                     (In billion yen; truncated after the hundred million)
--------------------------------------------------------------------------------------------------------------------------
                                                              Q3 of FY2004               Q3 of FY2003           Increase
                                                             April 1, 2004              April 1, 2003
                                                                through                    through             (Decrease)
                                                           December 31, 2004          December 31, 2003
--------------------------------------------------------------------------------------------------------------------------
        Semiconductor and component test                         144.1                      72.3                  71.8
        system
        ------------------------------------------------------------------------------------------------------------------
        Mechatronics system                                       36.2                      22.3                  13.9
        ------------------------------------------------------------------------------------------------------------------
        Services, support and others                              15.4                      13.9                   1.5
        ------------------------------------------------------------------------------------------------------------------
        Intersegment transactions                                 (6.5)                     (2.6)                 (3.9)
        ------------------------------------------------------------------------------------------------------------------
Net sales total                                                  189.2                     105.9                  83.3
--------------------------------------------------------------------------------------------------------------------------

4. Consolidated Volume of Order and Orders Backlog by Business Segment

                                                                     (In billion yen; truncated after the hundred million)
--------------------------------------------------------------------------------------------------------------------------
                                                              Q3 of FY2004               Q3 of FY2003           Increase
                                                             April 1, 2004              April 1, 2003
                                                                through                    through             (Decrease)
                                                           December 31, 2004          December 31, 2003
--------------------------------------------------------------------------------------------------------------------------
        Semiconductor and component test                         129.0                     101.8                  27.2
        system
        ------------------------------------------------------------------------------------------------------------------
        Mechatronics system                                       33.1                      27.4                   5.7
        ------------------------------------------------------------------------------------------------------------------
        Services, support and others                              14.8                      14.1                   0.7
        ------------------------------------------------------------------------------------------------------------------
        Intersegment transactions                                 (6.0)                     (2.7)                 (3.3)
        ------------------------------------------------------------------------------------------------------------------
Total volume of orders                                           171.0                     140.7                  30.3
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                              Q3 of FY2004               Q3 of FY2003           Increase
                                                       (As of December 31, 2004)  (As of December 31, 2003)    (Decrease)
--------------------------------------------------------------------------------------------------------------------------
        Semiconductor and component test                          26.5                      40.6                 (14.1)
        system
        ------------------------------------------------------------------------------------------------------------------
        Mechatronics system                                        6.1                       9.1                  (3.0)
        ------------------------------------------------------------------------------------------------------------------
        Services, support and others                               0.8                       1.9                  (1.1)
        ------------------------------------------------------------------------------------------------------------------
        Intersegment transactions                                 (0.2)                     (0.2)                  0.0
        ------------------------------------------------------------------------------------------------------------------
Total orders backlog                                              33.3                      51.5                 (18.2)
--------------------------------------------------------------------------------------------------------------------------

(Note) The amount of incoming orders for any given period consists of the sum of the revenues for such period and the amount of backlog at the end of such period less the backlog at the end of the previous fiscal year. Incoming orders are recorded as such upon receipt of a written customer order.



5. Consolidated Cash Flows

                                                                     (In billion yen; truncated after the hundred million)
------------------------------------------------------------------------------------------------------------------------
                                                              Q3 of FY2004             Q3 of FY2003           FY2003
                                                             April 1, 2004            April 1, 2003        April 1, 2003
                                                                through                  through              through
                                                           December 31, 2004        December 31, 2003     March 31, 2004
------------------------------------------------------------------------------------------------------------------------
        Operating activities                                      66.4                   13.8                   28.2
        ----------------------------------------------------------------------------------------------------------------
        Investing activities                                      (6.7)                  (3.0)                  (5.0)
        ----------------------------------------------------------------------------------------------------------------
        (Free cash flows)                                         59.7                   10.7                   23.1
        ----------------------------------------------------------------------------------------------------------------
        Financing activities                                      (4.3)                  (3.9)                  (6.3)
        -------------------------------------------------------------------------------------------------------------
Total cash flows                                                  55.3                    6.8                   16.7
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                       156.3                   91.9                  101.1
------------------------------------------------------------------------------------------------------------------------

6. Consolidated Capital Expenditures, Depreciation and Amortization and Research and Development Expenses

                                                                     (In billion yen; truncated after the hundred million)
------------------------------------------------------------------------------------------------------------------------
                                              Q3 of FY2004             Q3 of FY2003        Increase          FY2003
                                             April 1, 2004            April 1, 2003                      April 1, 2003
                                                through                  through          (Decrease)         through
                                           December 31, 2004        December 31, 2003                    March 31, 2004
------------------------------------------------------------------------------------------------------------------------
Capital expenditures                              6.8                      3.1                3.7              5.6
------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                     6.0                      7.0               (1.0)             9.3
------------------------------------------------------------------------------------------------------------------------
Research and development expenses                18.6                     15.8                2.8             21.6
------------------------------------------------------------------------------------------------------------------------

7. Number of Employees (Advantest Corporation and Consolidated Subsidiaries)

                                                                                                                           (Persons)
------------------------------------------------------------------------------------------------------------------------------------
                                             Q3 of FY2004                  FY2003              Increase           Q3 of FY2003
                                      (As of December 31, 2004)    (As of March 31, 2004)     (Decrease)   (As of December 31, 2003)
------------------------------------------------------------------------------------------------------------------------------------
Unconsolidated                                    1,441                      1,450               (9)                1,444
------------------------------------------------------------------------------------------------------------------------------------
Affiliates                                        2,128                      2,094                34                2,135
------------------------------------------------------------------------------------------------------------------------------------
Consolidated full-time employee total             3,569                      3,544                25                3,579
------------------------------------------------------------------------------------------------------------------------------------